Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri 63136, hereby appoint F. J. Dellaquila, S. Y. Bosco, M. J. Baughman and J. A. Sperino as their Attorneys-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2019.

Signature		Title	Date

/s/	D. N. Farr	Chairman of the Board and Chief Executive	October 1, 2019
	D. N. Farr	Officer

/s/	F. J. Dellaquila	Senior Executive Vice President and Chief	October 1, 2019
	F. J. Dellaquila	Financial Officer

/s/	M. J. Baughman	Vice President, Controller and Chief	October 1, 2019
	M. J. Baughman	Accounting Officer

/s/	M. A. Blinn	Director	November 6, 2019
M. A. Blinn

/s/	C. A. H. Boersig	Director	October 1, 2019
C. A. H. Boersig

/s/	J. B. Bolten	Director	October 1, 2019
J. B. Bolten

/s/	M. S. Craighead	Director	October 1, 2019
M. S. Craighead

/s/	G. A. Flach	Director	October 1, 2019
G. A. Flach

/s/	A. F. Golden	Director	October 1, 2019
A. F. Golden

/s/	C. Kendle	Director	October 1, 2019
C. Kendle

/s/	L. M. Lee	Director	October 1, 2019
L. M. Lee

/s/	M. S. Levatich	Director	October 1, 2019
M. S. Levatich

/s/	J. S. Turley	Director	October 1, 2019
J. S. Turley